Exhibit 10.17

GUARANTY

THIS GUARANTY (the “Guaranty”) is made and entered into as of October 31, 2005 by Taberna Realty Finance Trust (“Guarantor”) to and for the benefit of Countrywide Warehouse Lending (“Lender”).

RECITALS

A.	Subject to the terms and conditions of the Master Repurchase Agreement dated as of October 31, 2005 (including any other agreements or other documents referenced therein, collectively, the “Repurchase Agreement”), Lender has agreed to purchase mortgage loans from Taberna Realty Holdings Trust (“Borrower”) under a repurchase agreement.

B.	As a condition precedent to Lender’s agreement to enter into the Repurchase Agreement, and, in order to provide Lender with further assurances that Borrower will perform its obligations under the Repurchase Agreement, Guarantor is required to execute and deliver this Guaranty to Lender.

NOW, THEREFORE, in consideration of the mutual rights and obligations provided herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees as follows:

1.	Guaranty of Obligations. Guarantor hereby irrevocably, absolutely and unconditionally guarantees:

(a)	the payment when due, upon maturity, acceleration or otherwise, of all obligations of Borrower to Lender under the Repurchase Agreement, howsoever evidenced, whether now existing or hereafter created or arising, whether voluntary or involuntary and however arising, absolute or contingent, liquidated or unliquidated, determined or undetermined; and

(b)	the prompt, full and faithful performance and discharge by Borrower of each and every term, condition, agreement, representation and warranty on the part of Borrower contained in the Repurchase Agreement,

((a) and (b), collectively and severally, the “Obligations”), whether or not (i) such Obligations are from time to time reduced or extinguished and thereafter increased or incurred; (ii) Borrower may be liable individually or jointly with others; (iii) recovery upon such Obligations may be or hereafter become barred by any statute of limitations; and/or (iv) such Obligations may be or hereafter become unenforceable.

2.	Guaranty Not Affected by Certain Events. Neither (a) the dissolution, insolvency or business failure of, or any assignment for the benefit of creditors by, or commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against Borrower nor (b) the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of Borrower shall affect the obligations of Guarantor hereunder and Lender may immediately pursue its rights under this Guaranty against Guarantor upon the occurrence of any such events even though Lender may be stayed from accelerating or collecting the Obligations from Borrower. Further, Lender may take any actions it deems necessary in any bankruptcy case by or against Borrower without releasing or exonerating Guarantor from its obligations under this Guaranty (including any release or exoneration that might occur under California Civil Code 2819, 1845, 2848, 2849 or 2850), including, without limitation, any of the following actions: (i) permit or suffer the impairment of any Obligations, (ii) make an election under Bankruptcy Code Section 1111(b)(2), (iii) permit or suffer the creation of secured or unsecured credit or debt under Bankruptcy Code Section 364 or (iv) permit or suffer the disallowance, avoidance or subordination of any Obligation or collateral (including the Collateral).

3.	Modification of Repurchase Agreement. Guarantor authorizes Lender (whether or not after termination of this Guaranty), without notice or demand (except as shall be required by applicable statute which cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of, Obligations or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or the Obligations and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine; and (d) release or substitute any one or more endorsers, guarantors, Borrower or other obligors. Lender may, without notice to or the further consent of Borrower or Guarantor, assign this Guaranty in whole or in part to any person acquiring an interest in the Obligations.

4.	Independent Obligation. The obligations of Guarantor hereunder are independent of the Obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether or not action is brought against Borrower and whether or not Borrower is joined in any such action.

5.	Primary Obligation. This Guaranty is one of payment, not of collection, and is the primary obligation of the undersigned. Guarantor waives any right to require Lender to (a) proceed against Borrower or any other party; (b) proceed against or exhaust any security held from Borrower; or (c) pursue any other remedy in Lender’s power whatsoever. Guarantor waives any personal defense based on or arising out of any personal defense of Borrower other than payment in full of the Obligations, including, without limitation, any defense based on or arising out of the disability of Borrower, or the invalidity or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Borrower other than payment in full of the Obligations. Lender may, at its election, exercise any right or remedy Lender may have against Borrower, or any security, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Obligations have been paid. Guarantor waives any defense arising out of any such election, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Borrower or any security.

6.	Waiver of Rights.

(a)	Waiver of Subrogation, Reimbursement, Contribution and Similar Rights. As long as there are outstanding Obligations which have not been paid in full, Guarantor waives any claim, remedy or rights that Guarantor may now have or may hereafter acquire against Borrower or any guarantor of all or any of the Obligations, including, without limitation: (i) any rights of subrogation and contribution (including any such rights arising under Bankruptcy Code Section 509 and California Civil Code Sections 2848 and 2849), (ii) any rights of reimbursement (including any such rights arising under California Civil Code Section 2847), (iii) any rights of performance (including any rights arising under California Civil Code Section 2846), (iv) any rights of exoneration and/or any rights of indemnification and (v) any rights to participate in any claim or remedy that Lender has against Borrower or any collateral that Lender now has or hereafter acquires for the Obligations (including, without limitation, the Collateral), whether or not such claim, remedy or rights arise in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the rights to take or receive from Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or rights (such rights, collectively, the “Guarantor’s Conditional Rights”). If, notwithstanding the foregoing, any amount shall be paid to Guarantor on account of Guarantor’s Conditional Rights and either (A) such amount is paid to Guarantor at any time when there are outstanding Obligations or (B) regardless of when such amount is paid to Guarantor, any payment made by Borrower to Lender is at any time determined to be a preferential payment, then such amount paid to Guarantor shall be deemed to be held in trust for the benefit of Lender and shall immediately be paid to Lender to be credited and applied against the Obligations, whether matured or unmatured, in such order and manner as Lender, in its sole discretion, shall determine.

(b)	Waiver Regarding Application of Payments. Guarantor irrevocably waives any rights that Guarantor may now have or may hereafter acquire to require Lender to apply any amounts received by Lender from whatever source on account of the Obligations in any order or application, it being expressly acknowledged and agreed by Guarantor that any amounts received by Lender from whatsoever source on account of the Obligations may be applied by Lender toward the payment of such of the Obligations, and in such order of payment and application, as Lender may from time to time elect in its sole and absolute discretion.

(c)	Waiver of Notice, Presentment, Demand and Similar Rights. Guarantor irrevocably waives any rights that Guarantor may now have or may hereafter acquire with respect to all presentments, demands for performance, protests and notices, including, without limitation, notices of non-performance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and notices of the existence, creation or incurring of new or additional Obligations.

(d)

Waiver of Priority of Collection and Election of Remedies. Guarantor irrevocably waives any rights that Guarantor may now have or may hereafter acquire to require Lender to: (i) proceed against Borrower or any other party; (ii) proceed against or exhaust any security held from Borrower; or (iii) pursue any other remedy in Lender’s power whatsoever. Lender may, at its election, exercise any right or remedy Lender may have against Borrower without affecting or impairing in any way the liability of Guarantor under this Guaranty except to the extent the Obligations have been indefeasibly paid in full. Without expanding any rights of subrogation which Guarantor may possess as set forth in subsection (a) above, Guarantor understands that the exercise by Lender of certain rights and remedies contained in the Repurchase Agreement may affect or eliminate any such rights of subrogation against Borrower and that Guarantor may therefore incur a partially or totally non-reimbursable liability hereunder, nevertheless, Guarantor hereby authorizes and empowers Lender to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may be available to Lender, since it is the intent and purpose of Guarantor that the obligations of Guarantor hereunder are absolute. Guarantor irrevocably waives all rights and any defenses arising out of any such election of remedies by Lender, even though such election of remedies, such as a nonjudicial foreclosure with respect to security for an Obligation, operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Borrower or any guarantor of the Obligations or any security (including any of the foregoing that results from the direct or indirect application of California Code of Civil Procedure Section 580b, 580b, 580c, 580d and 726, and California Commercial Code 1103 and 9501, et seq.)

(e)	Waiver of Defenses. To the fullest extent permitted by law, Guarantor irrevocably waives any defense based on or arising out of any defense of Borrower other than payment in full of the Obligations, including, without limitation, any defense based upon or arising our of the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Borrower other than payment in full of the Obligations.

(f)	Waiver of Termination. Guarantor irrevocably waives any right it has, including any rights under California Civil Code Section 2815, to terminate or revoke the continuing nature of this Guaranty and its application to any Obligations.

(g)	Waiver of Certain Statutory Rights. Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by Borrower or other circumstance that operate to toll any statute of limitations as to Borrower shall operate to toll the statute of limitations as to Guarantor. Further, Guarantor irrevocably waives any and all benefits under California Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849 and 2850.

(h)	Subordination if Any Waiver is Invalid or Void. Guarantor further agrees that to the extent that any waiver of the rights described in this Guaranty is found by a court of competent jurisdiction to be unenforceable, invalid, void or voidable for any reason, any rights that Guarantor may have against Borrower or against any collateral (including the Collateral) or security, and any rights Guarantor may have against any guarantor of all or some of the Obligations, shall be junior and subordinate to any rights that Lender may have against Borrower, any collateral (including the Collateral) or security or any other guarantor of all or some of the Obligations, and no such rights shall be exercised by Guarantor until such time as Lender shall have received indefeasible payment of the full amount of all Obligations and any obligations of Guarantor under this Guaranty.

7.	Subordination of Debt and Obligations; Receipt of Payments. Any indebtedness or obligations of Borrower to Guarantor or any guarantor of all or some of the Obligations to Guarantor, now or hereafter existing, is hereby subordinated to the obligations of Guarantor hereunder. Guarantor agrees that, until the Obligations have been fully satisfied, it will not seek, accept or retain for its own accounts, any payment from Borrower or any such guarantor on account of such subordinated debt. Any payments received by Guarantor on account of such subordinated debt shall be collected and received in trust for Lender and shall be immediately paid over by Guarantor to Lender without impairing or releasing the obligations of Guarantor hereunder.

8.	Release of Guarantor.

(a)

Release of Guarantor’s Obligations. This Guaranty shall in all respects be continuing, absolute and unconditional, and shall remain in full force and effect with respect to Guarantor until all Obligations shall have been fully satisfied and paid and Lender shall have executed and delivered to Guaranty an express written release or cancellation of this Guaranty. No compromise, settlement, release or discharge of, or indulgence with respect to, or failure, neglect or omission to enforce or exercise any right against Guarantor, or the fact that at any time or from time to time all the Obligations may have been paid in full, shall release or discharge Guarantor.

(b)	Release of Liability. The liability of Guarantor hereunder is exclusive and independent of any security for or other guarantee of the Obligations, whether executed by Guarantor or by any other party, and the liability of Guarantor hereunder is not affected, impaired or released by (i) any direction of application of payment by Borrower or by any other party; (ii) any other guarantee, undertaking or maximum liability of Guarantor or of any other party as to the Obligations; (iii) any payment on or in reduction of any other guarantor of all or some of the Obligations; (iv) any revocation or release of any obligations of any other guarantor of all of some of the Obligations; (v) any dissolution, termination or increase, decrease or change in personnel of Borrower; (vi) any payment made to Lender on the Obligations that is required to be repaid to Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Guarantor waives any right to the deferral or modification of Guarantor’s obligations hereunder by reason of any such proceeding; (vii) any acceptance by Lender of any new or renewal note of Borrower, or of any security or collateral for, or other guarantors or obligors upon, any Obligation; (viii) any change, modification or amendment of the Repurchase Agreement; (ix) any failure, neglect or omission to perfect, protect, secure or insure any of the foregoing security interests, liens or encumbrances or the properties, or interest in properties, subject thereto; (x) the granting of credit by Lender to Borrower in excess of the amount initially set forth in the Repurchase Agreement; (xi) any change in Borrower’s name or legal structure or the merger of Borrower into another legal entity or (xii) any act or omission of any kind or at any time upon the part of Lender with respect to any matter whatsoever, other than the execution and delivery by Lender to Guarantor of an express written release or cancellation of this Guaranty.

9.	Financial Statements. On or prior to the date of this Guaranty, and on any subsequent date requested by Lender, Guarantor agrees to provide Lender, on a prompt basis, with quarterly financial statements as of a recent date relative to the date of the applicable request by Lender. Guarantor represents and warrants that the financial statements provided to Lender on or prior to the date of this Guaranty, and the financial statement provided on any date subsequently requested by Lender, have in each case been prepared in conformity with GAAP consistently applied and present fairly the financial position and assets and liabilities of Guarantor as of the date and period specified therein. Guarantor further agrees that no material portion of the assets of Guarantor represented on such financial statement in excess of twenty five million ($25,000,000) dollars shall (a) be sold, transferred or otherwise disposed of for less than fair value without prior written notice to Lender or (b) pledged or encumbered to any person or entity without prior written notice to Lender.

10.	Representations and Warranties of Guarantor. Guarantor hereby represents, warrants and covenants to Lender that:

(a)	Guarantor (i) is duly organized, validly existing and in good standing under the laws of the state of its formation is in good standing as a foreign entity in each jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to so be in good standing could have a material adverse effect on Guarantor or its property and/or its business or on Guarantor’s ability to pay or perform the Obligations or its obligations hereunder; (ii) has the corporate power and authority and the legal right to own and operate its property and to conduct business in the manner in which it does and proposes so to do; (iii) is in compliance with all requirements of law and contractual obligations to the extent that failure to comply could have a material adverse effect on Guarantor or its property and/or business or on the ability to pay or perform the Obligations or its obligations hereunder; and (iv) has reviewed and approved the Repurchase Agreement.

(b)	Guarantor has the corporate power and authority and the legal right to execute, deliver and perform this Guaranty and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guaranty. This Guaranty has been duly executed and delivered on behalf of Guarantor and constitutes a legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

(c)	The execution, delivery and performance by Guarantor of this Guaranty will not violate any requirement of law or any contractual obligation of Guarantor to the extent that failure to comply could have a material adverse effect on Guarantor or its property and/or its business or on the ability to pay or perform the Obligations or its obligations hereunder.

(d)	Guarantor will not declare or pay any dividends upon any shares of Guarantor’s stock now or hereafter outstanding, except dividends payable in the capital stock or stock rights of Guarantor, or make any distribution of assets to its stockholders including, without limitation, pursuant to any stock repurchase, whether in cash, property or securities if, at the date of such payment or distribution, there shall exist an Event of Default or Potential Default under the Repurchase Agreement; provided, however, that to the extent the Guarantor is organized as a real estate investment trust, for purposes of any distributions required under applicable federal tax law (“Required Distributions”), Guarantor may make Required Distributions.

11.	General.

(a)	Entire Agreement. This Guaranty contains the entire agreement between Guarantor and Lender, is the final expression of their intentions and supersedes all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof. No prior or contemporaneous representations, warranties, understandings, offers or agreements of any kind or nature, whether oral or written, have been made by Lender or relied upon by Guarantor in connection with the execution hereof.

(b)	Amendments. No modification, waiver, amendment, discharge or change of this Guaranty shall be valid unless the same is in writing and signed by Lender.

(c)	Costs and Expenses. In addition to the Obligations, Guarantor agrees to pay all costs and expenses, including, without limitation, attorneys’ fees, incurred by Lender in enforcing this Guaranty in any action or proceeding arising out of, or relating to, this Guaranty.

(d)	No Assignment. This Guaranty may not be assigned by Guarantor.

(e)	Successors and Assigns. This Guaranty and the liability and obligations of Guarantor hereunder are binding upon Guarantor and its successors and assigns, and this Guaranty inures to the benefit of and is enforceable by Lender and its successors, transferees and assigns.

(f)	No Waiver. No right or power of Lender hereunder shall be deemed to have been waived by any act or conduct on the part of Lender, or by any neglect to exercise such right or power, or by any delay in so doing, and every right or power shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Lender.

(g)	Borrower’s Financial Condition. Guarantor assumes all responsibility for being and keeping itself informed of Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder, and agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such circumstances or risks.

(h)	Taxes. All payments made by Guarantor under this Guaranty shall be made without set-off or counterclaim and free and clear of and without deductions for any present or future taxes, fees, withholdings or conditions of any nature (“Taxes”). Guarantor shall pay any such Taxes, including Taxes on any amounts so paid, and will promptly furnish Lender with copies of any tax receipts or such other evidence of payment as Lender may require.

(i)	Cooperation. Guarantor agrees to execute any and all further documents, instruments and agreements as Lender from time to time request to evidence Guarantor’s obligations hereunder.

(j)	Governing Law. This Guaranty shall be deemed to be made under and shall be governed by the laws of the State of California.

(k)	Invalidity. In case any one or more of the provisions contained in this Guaranty shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had not been included.

(l)	Capitalized Terms. Capital terms not otherwise defined herein shall have the meanings assigned such terms in the Repurchase Agreement.

(m)	Joint and Several Liability. If there are two or more Guarantors, each of them shall be jointly and severally liable for the obligations of Guarantor hereunder.

(n)	Counterparts. This Guaranty may be executed in counterparts, each of which shall be deemed an original, but all of which, when taken together, shall be deemed one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first above written.

Taberna Realty Finance Trust,

By:
Jack E. Salmon
Executive Vice President, Chief Financial Officer and Treasurer